EXHIBIT 99.7

To The Board of Directors of WeTrade Group Inc.,

I hereby tender my immediate resignation as Chief Executive Officer of WeTrade Group Inc. I intend to remain on the Board of WeTrade Group Inc. and serve in other capacities.

Sincerely,

Dai Zheng

September 1, 2020